Exhibit 5

                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                           WASHINGTON, D.C. 20037-1420

                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363





                                  March 3, 2000


Trimeris, Inc.
4727 University Drive
Durham, NC  27707

                  Re:  Trimeris, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,750,000 shares of Common Stock, $.001 par value (the "Shares"), of Trimeris, Inc., a Delaware corporation (the "Company"). The Company originally sold the Shares pursuant to Purchase Agreements dated as of January 28, 2000 by and among the Company and the investors listed on the signature pages therein. The Shares are being registered to permit the resale of such Shares by the holders thereof from time to time after the effective date of the Registration Statement.

         We have acted as counsel for the Company in connection with its issuance and sale of the Shares and the preparation of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

         This opinion is limited to the laws of the United States and the general corporate law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

Trimeris, Inc.
March 3, 2000
Page 2



         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                Sincerely,

                                                Wilmer, Cutler & Pickering



                                                By:  /s/ John B. Watkins
                                                     -------------------------
                                                     John B. Watkins, a partner